Exhibit 10.73

Support Agreement

For

Nortridge Loan System

This SUPPORT Agreement (the “Agreement”) is made and entered into on this 9th day of May, 2013 by and between Nortridge Software, LLC (hereinafter “Nortridge”), a Limited Liability Company, with offices at 2 South Pointe, Suite 250, Lake Forest, CA 92630 and TC Loan Service, LLC (hereinafter “Customer”), a Limited Liability Company with offices at 4150 International Plaza, Suite 400, Fort Worth, Texas 76109.

Witnesseth:

WHEREAS, Nortridge and Customer entered into that certain License Agreement dated May 9, 2013, (the “License Agreement”) under which Customer obtained a non-exclusive, non-transferable enterprise license to use certain computer programs in object code form and related user documentation (the “LICENSED PROGRAM”) on certain terms and conditions;

WHEREAS, Nortridge is the owner of LICENSED PROGRAM, the source code and other user documentation for the LICENSED PROGRAM and offers Customers of the LICENSED PROGRAM the maintenance modifications, ENHANCEMENTS, and new RELEASES provided for herein; and

WHEREAS, Nortridge desires to offer Customer certain services with respect to the LICENSED PROGRAM on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Definitions

For the purposes of this Agreement, the following definitions shall apply to the respective capitalized terms:

1.1 “ENHANCEMENT” Any modification or addition that, when made or added to the LICENSED PROGRAM, materially changes it’s utility, efficiency, functional capability, or application, but that does not constitute solely an ERROR CORRECTION. ENHANCEMENTS may be designated by Nortridge as minor or major, depending on Nortridge’s assessment of their value and of the function added to the preexisting LICENSED PROGRAM.

1.2 “ERROR” Any failure of the LICENSED PROGRAM to conform in all material respects to its functional specifications as published from time to time by Nortridge, the current version of which is in the Nortridge Loan System operating manual. However, any nonconformity resulting from Customer’s misuse, improper use, alteration, or damage of the LICENSED PROGRAM or Customer’s combining or merging the LICENSED PROGRAM with any hardware or software not supplied by or identified as compatible by Nortridge, shall not be considered an ERROR.

1.3 “ERROR CORRECTION” Either a modification or addition that, when made or added to the LICENSED PROGRAM, brings the LICENSED PROGRAM into material conformity with it’s published functional specifications, or a procedure or routine that, when observed in the regular operation of the LICENSED PROGRAM, avoids the practical adverse effect on Customer of such nonconformity.

1.4 “LICENSED PROGRAM” The Nortridge Loan System, including any extracts from this program, derivative works of this program, or collective works including this program (e.g., subsequent RELEASES) to the extent offered to Customer under this Agreement or the License Agreement.

1.5 “NORMAL BUSINESS HOURS” The hours between 8 A.M. and 5 P.M. pacific standard time on the days Monday through Friday, excluding regularly scheduled holidays of Nortridge.

1.6 “RELEASES” New versions of the LICENSED PROGRAM, which may include both ERROR CORRECTIONS and/or ENHANCEMENTS.

1.7 “TERM” An initial period of one (1) year commencing on the first day following the warranty period that applies to the LICENSED PROGRAM pursuant to the License Agreement. Thereafter, the TERM shall automatically renew for successive periods of one (1) year each, at it’s current Nortridge rate for the Software or additions to, unless and until terminated pursuant to Article 6 hereof. In no event, however, shall the TERM extend beyond the prescribed term of the License Agreement.

1.8 “SUPPORT” Assistance with the standard functionality of the LICENSED PROGRAM as it is used for day-to-day operations.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 2

Scope of Services

During the TERM OF THIS AGREEMENT, Nortridge shall render the following services in support of the LICENSED PROGRAM, during CUSTOMER’S NORMAL BUSINESS HOURS, subject to the compensation as provided for in purchase agreement for SUPPORT services.

2.1 Nortridge shall maintain a program control center capable of receiving by telephone transmission operator reports of system irregularities.

2.2 Nortridge shall maintain a telephone hot-line during NORMAL BUSINESS HOURS, and offer on-call support for critical support AFTER NORMAL BUSINESS HOURS, that allows Customer to report system problems and seek assistance in use of the LICENSED PROGRAM.

2.3 Nortridge shall maintain a trained staff capable of rendering the services set forth in this Agreement.

2.4 Nortridge shall be responsible for using all reasonable diligence to correct verifiable and reproducible ERRORS when reported to Nortridge in accordance with Nortridge’s standard reporting procedures. Nortridge shall, within 24 hours of verifying that such an ERROR is present, initiate work in a diligent manner toward development of an ERROR CORRECTION. Nortridge does not guarantee a deadline for completion of ERROR CORRECTIONS because the nature and complexity of the errors may not be identifiable at the time this Agreement was made. Following completion of the ERROR CORRECTION, Nortridge shall provide the ERROR CORRECTION by means of a “temporary fix”, consisting of sufficient programming and operating instructions to implement the ERROR CORRECTION. Nortridge shall include the ERROR CORRECTION in all subsequent RELEASES of the LICENSED PROGRAM. Nortridge shall not be responsible for correcting ERRORS in any version of the LICENSED PROGRAM other than the most recent RELEASE of the LICENSED PROGRAM, provided that Nortridge shall continue to provide SUPPORT services for prior RELEASES superseded by recent RELEASES for a reasonable period sufficient to allow Customer to implement the newest RELEASE, not to exceed ninety (90) days (unless otherwise agreed to by Customer & Nortridge).

2.5 Nortridge reserves the right to update and enhance the LICENSED PROGRAM based solely upon their internal decision. Nortridge is not required to make changes for any reason other than those that Nortridge deems necessary, reasonable, or practical.

2.6 The original or master disk(s) from Nortridge will not be used by Customer as a working disk. The disk(s) will be solely for the purpose of transferring programs to the Customer’s particular computer system.

2.7 Nortridge may, from time to time, issue new RELEASES of the LICENSED PROGRAM to its customers generally, containing ERROR CORRECTIONS, minor ENHANCEMENTS, and, in certain instances if Nortridge so elects, major ENHANCEMENTS. User documentation and manual changes, if necessary, will be sent along with the updated release to Customer. Nortridge shall provide Customer with one (1) copy of each new RELEASE, (without additional charge) within a reasonable amount of time after completion by Nortridge. Nortridge shall provide reasonable assistance to help Customer install and operate each new RELEASE. Assistance, if required to be provided at Customer’s facility, shall be subject to supplemental charges.

2.8 Nortridge may, from time to time, offer major ENHANCEMENTS to its customers, generally for an additional charge. To the extent Nortridge offers such ENHANCEMENTS, it shall allow Customer to license one (1) copy of each major ENHANCEMENT for each copy of the LICENSED PROGRAM being maintained under this Agreement upon payment of applicable fees.

2.9 Subject to space availability, Customer may enroll its employees in Nortridge’s training classes, held at Nortridge’s facility in Lake Forest, California for additional or advanced training.

2.10 If Nortridge publishes a monthly newsletter designed to keep its customers generally informed about the use and operation of the LICENSED PROGRAM, features of new RELEASES and ENHANCEMENTS, or current additional SUPPORT service offerings, Nortridge shall provide Customer with one (1) copy of the newsletter without charge and make additional copies available for a reasonable charge.

2.11 Nortridge shall consider and evaluate the development of additional ENHANCEMENTS for the specific use of Customer and shall respond to Customer’s requests for additional services pertaining to the LICENSED PROGRAM (including, without limitation, data-conversion and report-formatting assistance), provided that such assistance, if agreed to be provided, shall be subject to supplemental charges mutually agreed to by Nortridge and Customer.

2.12 Nortridge and Customer agree to enter into a “Software Escrow Agreement” within thirty (30) calendar days of execution of this Agreement, the purpose of which is to place all source code, documentation, and related materials into escrow with an escrow agent during the term of this License Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 3

Fees and Charges

3.1 Customer shall pay Nortridge its fees and charges based on the Nortridge’s current rates as provided for in the purchase agreement. Nortridge reserves the right to change its rate schedule for services other than annual SUPPORT contract fees from time to time, provided that no such change will be effective until at least thirty (30) days after Nortridge has given Customer written notice of such change. Customer shall have the right to terminate this Agreement within ten (10) calendar days of receipt of a notice of change to Nortridge’s rate schedule by providing Nortridge written notice of the same. If Customer does not provide Northridge with written notice within ten (10) calendar days of receipt of notice of change to Nortridge’s rates, Customer will be deemed to have accepted the new rates proposed by Nortridge.

3.2 Customer shall reimburse Nortridge for any travel expenses (i.e., transportation, lodging, and meals) and telephone expenses incurred by Nortridge in rendering services to Customer under this Agreement as long as such expenses are expressly approved by Customer in advance of such expenditure. Customer agrees to pay such expenses, when and as the services are rendered and the expenses incurred, as invoiced by Nortridge. (Receipts for related expenses available upon request) Nortridge reserves the right to require pre-payment or advance deposit for such additional charges or expenses that are expressly approved by Customer in advance.

3.3 Customer is responsible for sales or use taxes and state or local property or excise taxes associated with Customer’s licensing, possession, or use of the LICENSED PROGRAM or any associated services.

3.4 Nortridge shall invoice Customer at the beginning of each calendar month for all fees and charges accrued, and all reimbursable expenses incurred, other than enhancements and support during the previous month. Customer shall pay the invoiced amount promptly upon receipt of such invoice. Any amount not paid within thirty (30) days after Customer’s receipt of the invoice shall bear interest at the lesser of [****] per month or the highest rate allowed by applicable law from the date such fee or charge first became due.

3.5 Customer shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary to operate the LICENSED PROGRAM and to obtain from Nortridge the services called for by this Agreement.

ARTICLE 4

Proprietary Rights

4.1 To the extent that Nortridge may provide Customer with any ERROR CORRECTIONS or ENHANCEMENT or any other program, including any new programs or components, or any compilations or derivative works prepared by Nortridge (collectively, “Vendor Programs”), Customer may: (1) install one (1) set of the Vendor Programs, in the most current form provided by Nortridge, in Customer’s own facility; (2) use such Vendor Programs in connection with the LICENSED PROGRAMS, and in a manner consistent with the requirements of the License Agreement, for purposes of serving Customer’s internal business needs; and (3) make one (1) copy of the Vendor Programs, or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by Nortridge. Notwithstanding Article 6 hereof, Customer’s rights under this Section 4.1 shall remain in effect for so long as Customer is authorized to use the LICENSED PROGRAMS under the License Agreement. Upon termination of such License Agreement, Customer shall return or destroy the Vendor Programs, and returning the Vendor Programs in the manner required by the License Agreement shall be sufficient for such purpose.

4.2 The Vendor Programs, including any associated intellectual property rights, are and shall remain the sole property of Nortridge, regardless of whether Customer, it’s employees, or contractors may have contributed to the conception of such work, joined in the effort of its development, or paid Nortridge for the use of the work product. Customer shall from time to time take any further action and execute and deliver any further instrument, including documents of assignment or acknowledgment, that Nortridge may reasonably request in order to establish and perfect it’s exclusive ownership rights in such works, including any associated intellectual property rights.

ARTICLE 5

Disclaimer of Warranty and Limitation of Liability

5.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NORTRIDGE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE LICENSED PROGRAM OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.2 In no event shall Nortridge’s cumulative liability for any claim arising in connection with the Agreement exceed the tot al fees and charges paid to Nortridge for the last years enhancement and support by Customer. In no event shall Nortridge be liable for any indirect, consequential, special, exemplary, or incidental damages of whatever kind and however caused, even if Nortridge knew or should have known of the possibility of such damages.

5.3 No action, whether based in contract, strict liability, or tort, including any action based on negligence, arising out of the performance of services under this Agreement, may be brought by either party more than one (1) year after such cause of action was discovered, except that an action for non-payment may be brought within two (2) years of the date of the last payment.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 6

Termination

6.1 This Agreement may be terminated as follows:

6.1.1 This Agreement shall immediately terminate upon the termination of the License Agreement; or

6.1.2 This Agreement may be terminated by either party upon the expiration of the then-current TERM of this Agreement, provided that at least thirty (30) days prior written notice is given to the other party; or

6.1.3 This Agreement may be terminated by Customer within ten (10) calendar days of receipt of any notice of rate change by Nortridge by providing written notice to Nortridge; or

6.1.4 This Agreement may be terminated by either party upon thirty (30) days prior written notice if the other party has materially breached the provisions of this Agreement and has not cured such breach within such notice period.

6.2 Following termination of this Agreement, Nortridge shall immediately invoice Customer for all accrued fees and charges and all reimbursable expenses, and Customer shall pay the invoiced amount immediately upon receipt of such invoice. Customer may continue to use any work supplied to Customer by Nortridge for the remaining term of the License Agreement. Any amount not paid within thirty (30) days of Customer’s receipt of the invoice shall bear interest at the lesser of [****] per month or the highest rate allowed by applicable law from the date such fee or charge first became due.

ARTICLE 7

Miscellaneous

7.1 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its TERMS. The parties further agree that this is the complete and exclusive statement of the Agreement of the parties with respect to the subject matter hereof and that it supersedes and merges all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

7.2. This Agreement and the party’s obligations hereunder shall be governed, construed, and enforced in accordance with the laws of the State of California.

7.3 In the event that any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall be enforced to the maximum extent permitted by applicable law.

7.4 Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld, except to a successor of all or substantially all of its business and properties.

7.5 This Agreement may not be modified except by a writing signed by authorized representatives of both parties. It is agreed that no trade usage or course of dealing between the parties hereto shall be used to modify, interpret, supplement, or alter in any manner the terms of this Agreement.

7.6 The waiver by either party of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.

7.7 All notices or other communications required to be given hereunder shall be in writing and shall be delivered either personally or by U.S. mail, certified return receipt requested, postage pre-paid, and addressed as provided in this Agreement or as otherwise requested by the receiving party. Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as set forth below.

Nortridge Software, LLC		Client name here

By:	/s/ C. Ewoldt	By:	/s/ Kenneth E. Rees
Title:	Controller	By:	Kenneth E. Rees
Date:	5 - 13, 2013	Date:	5/9/2013, 20

Keep for your own records

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.